UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2012

Cole Real Estate Income Strategy (Daily NAV), Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-169535	27-3147801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2012, Cole Real Estate Income Strategy (Daily NAV) Operating Partnership, LP (“Income NAV OP”), the operating partnership of Cole Real Estate Income Strategy (Daily NAV), Inc. (the “Company”), entered into a modification agreement (the “Modification Agreement”) with respect to its secured revolving credit facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A.

The Credit Facility, as disclosed in the Company’s Current Report on Form 8-K filed on December 13, 2011, allowed Income NAV OP to borrow up to $50.0 million in revolving loans, with the maximum amount outstanding not to exceed (i) 70% of the aggregate value allocated to each qualified property comprising the borrowing base (the “Borrowing Base”) during the period from December 8, 2011 through June 7, 2012 (the “Tier One Period”); (ii) 65% of the Borrowing Base during the period from June 8, 2012 to December 7, 2012 (the “Tier Two Period”); and (iii) 60% of the Borrowing Base during the period from December 8, 2012 through December 8, 2014 (the “Tier Three Period”).

The Modification Agreement extended (i) the Tier One Period through the earlier of September 7, 2012 or the date selected by the Company by written notice and (ii) the Tier Two Period through the earlier of March 7, 2013 or the date selected by the Company by written notice. As a result of these extensions, the commencement of the Tier Three Period will be the day following the new termination date of the Tier Two Period.  Additionally, the Modification Agreement revised the required percentage of single tenant properties leased to tenants that have an S&P rating of BBB- or better, a Moody's rating of Baa3 or better, or a Fitch Rating of BBB- or better or whose lease obligation is fully guaranteed by an entity that has such ratings that must be included within the Borrowing Base from 85% to 76% through September 7, 2012. Commencing on September 8, 2012, the required percentage of single-tenant properties with such ratings increases from 76% to 85%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 26, 2012	COLE REAL ESTATE INCOME STRATEGY (DAILY NAV), INC.
	By:	/s/ Simon J. Misselbrook
	Name:	Simon J. Misselbrook
	Title:	Vice President of Accounting Principal Accounting Officer